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                                   ARTHUR ANDERSEN LLP


                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 29, 1996 (and all references to our Firm) included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 17, 1997.